UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2012

IPG PHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0001-33155	04-3444218
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

50 Old Webster Road

Oxford, Massachusetts 01540

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2012, the Company held its 2012 Annual Meeting of Stockholders and the following are the final voting results for the Annual Meeting:

Proposal	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
One: To elect nine directors to serve for the ensuing year and until their successors are duly elected
Valentin P. Gapontsev, Ph.D.	43,593,201	—	596,890	—	4,349,758

Eugene Scherbakov, Ph.D.	43,149,091	—	1,041,000	—	4,349,758

Igor Samartsev	43,054,617	—	1,135,474	—	4,349,758

Robert A. Blair	43,343,326	—	846,765	—	4,349,758

Michael C. Child	43,893,789	—	296,302	—	4,349,758

Michael R. Kampfe	44,082,546	—	107,545	—	4,349,758

Henry E. Gauthier	44,084,013	—	106,078	—	4,349,758

William S. Hurley	44,084,079	—	106,012	—	4,349,758

William F. Krupke, Ph.D.	43,893,800	—	296,291	—	4,349,758

Two: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012	48,278,157	216,384	—	45,308	—

As a result of the voting, each of the above-named directors was elected at the 2012 Annual Meeting and the stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

June 6, 2012	/s/ Angelo P. Lopresti

Angelo P. Lopresti
Vice President, General Counsel & Secretary